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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 29, 1998, with respect to the combined financial statements of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their Affiliates included in the Registration Statement (Form S-4) and related prospectus of Dispatch Management Services Corp. for the registration of its common stock.

                                                               ERNST & YOUNG LLP

New York, New York
May 20, 1998